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                                                                    EXHIBIT 99





FOR IMMEDIATE RELEASE               Contact:   Henry D. Herr
                                               Executive Vice President and
                                               Chief Financial Officer
                                               (615) 665-1122


                 AMERICAN HEALTHWAYS TO BROADCAST FIRST QUARTER
                      CONFERENCE CALL LIVE ON THE INTERNET

NASHVILLE, Tenn. (Dec. 14, 2000) - American Healthways, Inc. (Nasdaq/NM: AMHC) today announced it will provide an online Web simulcast and rebroadcast of its fiscal 2001 first quarter earnings release conference call.

         The live broadcast of American Healthways, Inc.'s quarterly conference call will be available online by going to www.americanhealthways.com and clicking on the link to Investor Relations and at www.streetevents.com and www.vcall.com. The Company intends to issue its first quarter earnings release at approximately 1:00 p.m. EST and the call is scheduled to begin at 4:15 p.m. EST on December 21, 2000. The online replay will follow shortly after the call and continue through January 21, 2001.

         Nashville-based American Healthways (www.americanhealthways.com) is the nation's leading and largest provider of specialized, comprehensive care and disease management services to health plans, physicians, and hospitals. Through its four product lines - DIABETES HEALTHWAYS(SM), CARDIAC HEALTHWAYS(SM), RESPIRATORY HEALTHWAYS(SM), and MYHEALTHWAYS(SM) - the Company provides its programs to health plans in nearly 60 markets and serves more than 312,000 health plan equivalent lives. The Company's DIABETES HEALTHWAYS(SM) program for hospitals is used by hospitals and health systems in approximately 70 markets, serving more than 100,000 people with diabetes each year.




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